UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

TECNOGLASS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applied:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TECNOGLASS INC.

Avenida Circunvalar a 100 mts de la Via 40

Barrio Las Flores, Barranquilla

Colombia

(57)(5)3734000

Notice of Annual General Meeting of Shareholders

to be held on December [__], 2019

To the Shareholders of Tecnoglass Inc.:

You are cordially invited to attend the annual general meeting of shareholders of Tecnoglass Inc. to be held at the Carrera 24 # 1 A – 24, Floor 8, Edificio BC Empresarial, Puerto Colombia, Metropolitan Area of Barranquilla, Colombia, on Monday, December [__], 2019, at 10:00 a.m., to consider and act upon the following matters:

(1)	To elect two Class C directors to serve for the ensuing three-year period until their successors are elected and qualified;

(2)	To approve the voluntary delisting of the Company’s ordinary shares from the Colombian Stock Exchange (Bolsa de Valores de Colombia – BVC) and cancellation of the registration of ordinary shares of the Company from National Registry of Securities and Issuers (“RNVE”) of the Superintendence of Finance in Colombia and the BVC; and

(3)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on November 22, 2019 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting, you are requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

A. Lorne Weil, Chairman of the Board

Barranquilla, Colombia

November [__], 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER [__], 2019

Our 2019 Proxy Statement, dated November [__], 2019, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission on March 8, 2019, are available at investors.tecnoglass.com/annuals-proxies.cfm.

TECNOGLASS INC.

PROXY STATEMENT

Annual General Meeting of Shareholders

to be held on December [__], 2019

This proxy statement and the accompanying form of proxy is furnished to shareholders of Tecnoglass Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our annual general meeting of shareholders to be held at Carrera 24 # 1 A – 24, Floor 8, Edificio BC Empresarial, Puerto Colombia, Metropolitan Area of Barranquilla, Colombia, on Monday, December [__], 2019, at 10:00 a.m, and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of annual general meeting of shareholders, the proxy and the annual report to shareholders for the year ended December 31, 2018 are being mailed to shareholders of record on November 22, 2019. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

(1)	To elect two Class C directors to serve for the ensuing three-year period until their successors are elected and qualified;

(2)	To approve the voluntary delisting of the Company’s ordinary shares from the Colombian Stock Exchange (Bolsa de Valores de Colombia – BVC) and cancellation of the registration of ordinary shares of the Company from National Registry of Securities and Issuers (“RNVE”) of the Superintendence of Finance in Colombia and the BVC; and

(3)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Who is entitled to vote?

Holders of our ordinary shares as of the close of business on November 22, 2019, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding [__] ordinary shares, our only class of voting securities outstanding. Each holder of our ordinary shares is entitled to one vote for each share held on the record date.

How do I vote?

If you are a record holder of your shares, you may vote your ordinary shares at the annual general meeting by:

●	signing and returning the enclosed proxy card, which is discussed in greater detail below; or

●	attending the annual general meeting and voting in person.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee to ensure that votes related to the shares you beneficially own are properly counted.

If you would like to attend the meeting and vote in person and your shares are held in the name of your broker, bank or another nominee, you must obtain a legal proxy from the broker, bank or other nominee to attend the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the meeting as specified in your proxy.

1

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the Class C director nominees (Proposal 1) and FOR the voluntary delisting of the Company’s ordinary shares from the BVC and cancellation of registry before the RNVE (Proposal 2).

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

If you are a record owner of your shares and you give a proxy, you may revoke your proxy at any time before it is exercised by:

●	sending another proxy card with a later date;

●	notifying our corporate secretary in writing before the annual general meeting that you have revoked your proxy; or

●	attending the annual general meeting, revoking your proxy, and voting in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee for information on how to revoke your voting instructions.

What is a quorum?

A quorum is the minimum number of shares required to be present at the annual general meeting for the meeting to be properly held under our Third Amended and Restated Memorandum and Articles of Association and the Companies Law (2018 Revision) of the Cayman Islands. The presence, in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy, of the holders of a majority of our ordinary shares constitutes a quorum. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares voting on the matter as to which authority to vote is withheld from the broker. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the election of Class C directors or the voluntary delisting of the Company’s ordinary shares from the BVC and cancellation of registry before the RNVE.

How many votes are needed for approval of each matter?

The election of a director. Directors are elected by ordinary resolution which will require the affirmative vote of the holders of a majority of ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the annual general meeting, vote. Abstentions are deemed voted on the director proposal. Therefore, they have the same effect as a vote against any particular nominee. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on such proposal.

Voluntary delisting from the BVC. The approval of Proposal 2 will require the affirmative vote of the holders of a majority of the Company’s ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) and entitled to vote on such proposal at the annual general meeting. Abstentions are deemed voted on the proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on such proposal.

Shareholder approval of the voluntary delisting of the Company’s ordinary shares from the BVC and cancellation of registry before the RNVE is not required under Cayman Islands law, however it is required under the BVC and RNVE rules.

If you hold your shares through a broker, bank, or other financial institution, your broker will not be permitted to vote on your behalf in the election of our Class C directors or for the delisting of shares from the BVC and registration cancellation from RNVE, without your instructions to do so. Please communicate your voting instructions to your broker, bank, or other financial institution before the meeting so that your vote will be counted.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information based on public filings or information known to Tecnoglass as of November 19, 2019 with respect to the ownership of our ordinary shares by:

●	each person or group who beneficially owns more than 5% of our ordinary shares;

●	each of our executive officers and directors; and

●	all of our directors and executive officers as a group.

A person is deemed to be the “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Named Executive Officers
Jose M. Daes Chief Executive Officer and Director	271,136	(2)	*
Christian T. Daes Chief Operating Officer and Director	201,164	(2)	*
Carlos Cure Director	0		*
Luis F. Castro Director	0		*
Santiago Giraldo Chief Financial Officer	0		0
A. Lorne Weil Chairman of the Board	123,173	(3)	*
Julio A. Torres Director	105,520		*
Martha L. Byorum Director	72,564		*
All current directors and executive officers as a group (8 persons)	773,557		1.7%
Five Percent Holders:
Energy Holding Corporation	25,661,498	(4)	56.4%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

(2)	Does not include shares held by Energy Holding Corporation, in which this person has an indirect ownership interest.

(3)	Does not include 253,000 ordinary shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 253,000 ordinary shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children.

(4)	Joaquin Fernandez and Alberto Velilla Becerra are the directors of Energy Holding Corporation and may be deemed to share voting and dispositive power over such shares.

3

PROPOSAL 1 — ELECTION OF CLASS C DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class C directors, consisting of Jose M. Daes and A. Lorne Weil, will expire at this year’s annual general meeting. The term of office of our Class A directors, Martha Byorum, Luis Fernando Castro and Carlos Cure, will expire at our annual general meeting in 2020. The term of office of our Class B directors, consisting of Christian T. Daes and Julio A. Torres, will expire at our annual general meeting in 2021.

Our nominating committee has nominated each of Messrs. Daes and Weil to be re-elected as a Class C director.

Recommendation and Vote Required

The election of directors requires the affirmative vote of the holders of a majority of the ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the annual general meeting, vote.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS C DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT.

Information About Directors, Nominees, Executive Officers and Significant Employees

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	60	Chief Executive Officer and Director
Christian T. Daes	56	Chief Operating Officer and Director
Santiago Giraldo	44	Chief Financial Officer
A. Lorne Weil	73	Non-Executive Chairman of the Board
Luis Fernando Castro Vergara	53	Director
Martha (Stormy) L. Byorum	70	Director
Julio A. Torres	53	Director
Carlos Alfredo Cure Cure	75	Director

José M. Daes has served as our chief executive officer and a director since December 2013. Mr. Daes has over 30 years’ experience starting and operating various businesses in Colombia and the U.S. Mr. Daes has served as chief executive officer of C.I. Energia Solar S.A. E.S. Windows (“ES”) since its inception in 1984, responsible for all aspects of ES’s operations. Mr. Daes also co-founded Tecnoglass S.A. (“TG”) in 1994. Mr. Daes began his career in textiles, importing textiles from Japan to Colombia and later owned and operated an upscale clothing store with multiple locations in Miami. Mr. Daes is the older brother of Christian T. Daes, our chief operating officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG, our operating subsidiaries, and his knowledge of the industry within which they operate.

Christian T. Daes has served as our chief operating officer and a director since December 2013. Mr. Daes has served as the chief executive officer of TG since its inception in 1994, responsible for all aspects of TG’s operations. Mr. Daes’s philanthropic activities include founding the Tecnoglass-ES Windows Foundation, which promotes local development, health and social programs in Barranquilla, Colombia. Mr. Daes is the younger brother of José M. Daes, our chief executive officer and a director.

4

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG and his knowledge of the industry within which they operate.

Santiago Giraldo served as our deputy chief financial officer from February 2016 until August 2017 and has served as our chief financial officer since such time. From February 2013 to February 2016, Mr. Giraldo was the Chief Financial Officer and Business Development and Strategy Head of Oleoducto Central S.A., the owner and operator of the Ocensa pipeline in Colombia (subsidiary of the Ecopetrol Group, the National Oil Company). From October 2009 to February 2013, Mr. Giraldo was Vice President of Oil & Gas Corporate Banking at Citibank. Prior to this, Mr. Giraldo was with JPMorgan Chase where he most recently held the position of Vice President of Corporate Banking for diversified industries.

A. Lorne Weil has served as a member of our board of directors and non-executive chairman of the board since our inception. Mr. Weil serves as Executive Chairman of Inspired Entertainment, Inc., a position he has held since December 2016. Previously, Mr. Weil served as Chairman and Chief Executive Officer of Inspired’s predecessor, Hydra Industries Acquisition Corp., from October 2014 to December 2016. Since September 2017, Mr. Weil has also served as Executive Chairman of Leisure Acquisition Corp., a blank check company seeking to consummate an initial business combination. He has also served as a principal of Hydra Management, an investment vehicle formed by Mr. Weil, since September 2014. Mr. Weil has also served as a director of Sportech Plc, one of the largest suppliers and operators of pools/tote (often also referred to as pari-mutuel) betting in the world, since October 2010. From October 1991 to November 2013, Mr. Weil served as chairman of the board of Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide, and served as its chief executive officer from April 1992 until November 2013. Mr. Weil also served as president of Scientific Games from August 1997 to June 2005. From 1979 to November 1992, Mr. Weil was president of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Previously, Mr. Weil was vice president of corporate development at General Instrument Corporation, working with wagering and cable systems.

We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his contacts he has fostered throughout his career, as well as his operational experience.

Luis Fernando Castro Vergara has served on our board of directors since November 2018. Since 2017, Mr. Castro Vergara has been serving as a fund manager in the agroindustry sector and overseeing his investments in the construction, infrastructure and agroindustry sectors. Mr. Castro Vergara served as the Chief Executive Officer of Banco de Comercio Exterior de Colombia S.A., Colombia’s development bank, from 2013 to 2017. From 2007 to 2008 and 2012 to 2013, Mr. Castro Vergara was the General Manager of Agrodex International SAS, an import and marketing food company. From 2008 to 2012, he was the Regional Development Agency President of the Barranquilla Chamber of Commerce. Previously, he was General Manager of Provyser S.A., a commercialization and logistics services company in the food industry. He is on the board of directors of Unimed Pharmaceuticals Limited, where he also serves as member of the Audit Committee, and of Colombian the Colombian companies Accenorte SAS and Devimed SAS. Mr. Castro Vergara received a B.S. from Fordham University, a B.S. from Columbia University and a M.B.A. from the Universidad de los Andes Bogota in Colombia. He has complementary education in economic development from Harvard University, strategy and leadership from Pennsylvania University and management from Northwestern University.

We believe Mr. Castro Vergara is well-qualified to serve as a member of our board of directors due to his contacts and business relationships and experienced as independent member on other boards.

Martha (Stormy) L. Byorum has served as a member of our board of directors since November 2011. Ms. Byorum is founder and chief executive officer of Cori Investment Advisors, LLC (Cori Capital), a financial services entity that was most recently (January 2005 through August 2013) a division of Stephens Inc., a private investment banking firm founded in 1933. Ms. Byorum was also an executive vice president of Stephens Inc. from January 2005 until August 2013. From March 2003 to December 2004, Ms. Byorum served as chief executive officer of Cori Investment Advisors, LLC, which was spun off from VB&P in 2003. Ms. Byorum co-founded VB&P in 1996 and served as a Partner until February 2003. Prior to co-founding VB&P in 1996, Ms. Byorum had a 24-year career at Citibank, where, among other things, she served as chief of staff and chief financial officer for Citibank’s Latin American Banking Group from 1986 to 1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She was later appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and a Customer Group Executive with global responsibilities.

5

Ms. Byorum is a Life Trustee of Amherst College and a chairman of the finance committee of the board of directors of Northwest Natural Gas, a large distributor of natural gas services in the Pacific Northwest. She also serves on the board of directors of JELD-WEN Holding, Inc., a a vertically integrated global manufacturer and distributor of windows and doors, and Opes Acquisition Corp., a blank check company seeking to consummate an initial business combination.

We believe Ms. Byorum is well-qualified to serve as a member of the board of directors due to her operational experience with Cori Capital Advisors, VB&P and Citibank and her financial background, which includes having served on the audit committees of four publicly-traded companies.

Julio A. Torres has served on our board of directors since October 2011. He previously served as our co-chief executive officer from October 2011 through January 2013. Since March 2013, Mr. Torres has served as the managing partner at Multiple Equilibria Capital, a financial advisory firm. From August 2015 to March 2018, Mr. Torres served as Chief Executive Officer and a member of the board of directors of Andina Acquisition Corp. II, a blank check company that consummated an initial business combination with Lazy Days’ R.V. Center, Inc. From March 2008 to February 2013, Mr. Torres served as managing director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as director general of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as managing director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as vice president with JPMorgan Chase Bank.

We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his operational experience with Nexus Capital Partners, his work with the Colombian government and his extensive contacts he has fostered while working at Nexus Capital Partners, JPMorgan Chase Bank and in the Colombian government.

Carlos Alfredo Cure Cure has served on our board of directors since September 2019. Mr. Cure Cure currently acts as external advisor to Grupo Olímpica, one of the largest multi-industry conglomerates in Colombia, and is the former president of the Board of Directors of Ecopetrol S.A. (NYSE: EC), the leading oil & gas company in Colombia. From 2011 to 2013, Mr. Cure Cure served as the Colombian Embassador to Venezuela. Earlier in his carrier, Mr. Cure Cure was the Financial Manager of Cementos del Caribe, General Manager of Cementos Toluviejo, General Manager of Astilleros Unión Industrial, and Sociedad Portuaria de Barranquilla. Mr. Cure cure has served as a board member of Avianca (NYSE: AVH) and Isagen, and is the former President of Bavaria S.A. (AB Inbev, EBR: ABI). Mr. Cure Cure earned a B.S. in Civil Engineering from Universidad Nacional de Colombia.

We believe Mr. Cure Cure is well-qualified to serve as a member of our board of directors due to his leadership experience in other boards, contacts and business relationships in Colombia.

Director Independence

Our ordinary shares are listed on the NASDAQ Capital Market and therefore, we adhere to the NASDAQ listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Cure, Castro Vergara, Torres and Ms. Byorum qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

6

Board of Directors Meetings and Committees

Our board of directors held 5 meetings in 2018 and acted by written consent 8 times. We held our 2018 annual general meeting of shareholders on December 6, 2018, which was attended by two of our directors. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he or she served in 2018.

We do not have any formal policy regarding director attendance at annual general meetings of shareholders; however, we will attempt to schedule our annual general meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and chief executive officer at this time. This permits our chief executive officer to concentrate his efforts primarily on managing the Company’s business operations and development, while our chairman can focus on, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies and our chief executive officer evaluation processes.

Risk Oversight

Our board of directors’ primary function is one of oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Our audit committee discusses with our management major financial risk exposures and reports its findings to our board of directors in connection with our board of directors’ risk oversight review. Our compensation committee is responsible for creating incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking.

Code of Conduct

In October 2017, we adopted an updated code of conduct that applies to all of our executive officers, directors and employees. The code of conduct codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our code of conduct. Requests for copies of our code of conduct should be sent in writing to Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, Attn: Corporate Secretary. Readers can also obtain a copy of our code of conduct on our website.

Corporate Governance

Audit Committee

We have a standing audit committee of the board of directors, which consists of Martha L. Byorum, Luis Fernando Castro and Julio Torres, with Martha L. Byorum serving as chairman. Each of the members of the audit committee is independent under the applicable NASDAQ listing standards.

The audit committee held 5 meetings and made 3 written decisions in 2018. The audit committee has a written charter, which is included in our Corporate Governance Guidelines and can be found on our website. The purpose of the audit committee is to assist the Board in monitoring the integrity of the annual, quarterly and other financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s independent auditor and the compliance by the Company with legal and regulatory requirements. appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

7

●	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

●	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

●	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

○	any significant changes in the Company’s selection or application of accounting principles;

○	the Company’s critical accounting policies and practices;

○	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

○	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

○	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

●	Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

●	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

●	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

●	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

●	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

●	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

●	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

8

●	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

●	Be available to the independent auditor during the year for consultation purposes.

●	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

●	Review and approve material or significant related-party transactions.

●	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Conduct and ethics and compliance program in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

●	Review and approve procedures (which may be incorporated in the Company’s Code of Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

●	Review and approve material payments made to the Company’s officers and directors or its or their affiliates when not part of ordinary course of business. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Audit Committee Financial Expert

As required by the NASDAQ listing standards, the audit committee will at all times be composed exclusively of independent directors who are “financially literate.” NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows. In addition, the Company must certify to NASDAQ the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Martha Byorum satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Our audit committee is responsible for supervising our independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing our accounting practices and systems of internal accounting and disclosure controls, among other things. These responsibilities include reviewing and discussing with management and the independent auditor the annual audited financial statements. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the audit committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2018 with our management and PricewaterhouseCoopers Ltda. (“PwC”), our independent registered public accounting firm. The audit committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

9

The audit committee has also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the audit committee concerning independence, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2018.

MEMBERS OF THE AUDIT COMMITTEE

Martha L. Byorum (Chairperson)

Luis Fernando Castro

Julio A. Torres

Nominating Committee

We have a standing nominating committee, which consists of A. Lorne Weil and Martha L. Byorum, with A. Lorne Weil serving as chairperson. Each member of the nominating committee is an “independent director” as defined under NASDAQ listing standards. Pursuant to its written charter, which is included in our Corporate Governance Guidelines and can be found on our website, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee did not meet in person in 2018 but acted by unanimous written consent one time.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

In December 2013, we established a standing compensation committee. Our compensation committee currently consists of Julio Torres, Martha Byorum and Luis Fernando Castro Vergara, with Julio Torres serving as chairperson. The compensation committee met two times in 2018. The compensation committee’s duties, which are specified in our compensation committee charter included in our Corporate Governance Guidelines and can be found on our website, include, but are not limited to:

●	Establish, review and approve the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests.

10

●	Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, determine the CEO’s compensation level, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans as the Compensation Committee deems appropriate. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years. The CEO shall not be present during voting and deliberations relating to CEO compensation.

●	Determine the compensation of all other executive officers, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans, as the Committee deems appropriate. Members of senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the Committee, which will review and, as appropriate, approve the compensation recommendations.

●	Administer or delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock and other equity awards under such plans.

●	Review and make recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans and approve for submission to the stockholders all new equity compensation plans that must be approved by stockholders pursuant to applicable law.

●	Review and approve for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions.

●	Review and discuss with the Company’s management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

●	Provide, over the names of the members of the Compensation Committee, the Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of stockholders, if required.

●	Conduct an annual performance evaluation of the Committee. In conducting such review, the Committee shall evaluate and address all matters that the Committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness and quality of the information received from management or others; (b) the manner in which the Committees recommendations were discussed or debated; (c) whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner; and (d) whether this Charter appropriately addresses the matters that are or should be within its scope.

●	The Compensation Committee has the authority, to the extent it deems appropriate, to conduct or authorize investigations into or studies of matters within the Compensation Committee’s scope of responsibilities and to retain one or more compensation consultants to assist in the evaluation of CEO or executive compensation or other matters. The Compensation Committee shall have the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The Compensation Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. The Compensation Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain legal counsel or other advisors. In retaining compensation consultants, outside counsel and other advisors, the Compensation Committee must take into consideration factors specified in the NASDAQ listing rules. The Company will provide for appropriate funding, as determined by the Committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the Compensation Committee.

11

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

Compensation Philosophy

Our policies with respect to the compensation of our executive officers are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that:

● is sufficient to attract and retain executives of outstanding ability and potential;

● is tailored to the unique characteristics and needs of our company;

● considers individual value and contribution to our success;

● is designed to motivate our executive officers to achieve our annual and long-term goals by rewarding performance based on the attainment of those goals;

● is designed to appropriately take into account risk and reward in the context of our business environment;

● reflects an appropriate relationship between executive compensation and the creation of shareholder value; and

● is sensitive to market benchmarks.

The compensation committee is charged with recommending executive compensation packages to our board that meet these goals. In making decisions about executive compensation, the compensation committee relies on the experience of its members as well as subjective considerations of various factors, including individual and corporate performance, our strategic business goals, each executive’s position, experience, level of responsibility, and future potential, and compensation paid by companies of similar size in our industry. The compensation committee does not set specific targets or benchmarks for overall compensation or for allocations between different elements of compensation.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. As part of this review, management submits recommendations to the compensation committee.

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in our industry. Our compensation committee stays appraised of the cash and equity compensation practices of publicly held companies in the glass and aluminum industries through the review of such companies’ public reports and through other resources. The companies chosen for inclusion in any benchmarking group would have business characteristics comparable to our company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

Base Salaries

Each of our named executive officers is employed on an at-will basis. Base salaries for our executive officers are individually determined by our compensation committee each year to ensure that each executive’s base salary forms part of a compensation package which appropriately rewards the executive for the value he or she brings to our company. Each executive’s base salary may be increased or decreased in the discretion of the compensation committee in accordance with our compensation philosophy.

12

Bonuses

In addition to their base salaries, our named executive officers are entitled to receive annual performance bonuses based on the company’s financial performance and achievement of certain targets throughout the year.

Other Compensation and Benefits

Named executive officers receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our employees. We do not provide any other perquisites or other personal benefits to our named executive officers.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2018, 2017 and 2016 of each of our named executive officers.

Name and principal position	Year	Salary	Bonus	Total
Jose M. Daes (1)	2018	$1,020,000	$102,000	$1,122,000
Chief Executive Officer	2017	$965,805	$-	$965,805
	2016	$720,000	$412,213	$1,132,213
Christian T. Daes (2)	2018	$1,020,000	$102,000	$1,122,000
Chief Operating Officer	2017	$873,262	$-	$873,262
	2016	$720,000	$288,723	$1,008,723
Santiago Giraldo (3)	2018	$183,971	$50,000	$233,971
Chief Financial Officer	2017	$160,000	$11,451	$171,451
	2016	$133,897	$-	$133,897

(1)	Mr. Daes was appointed as our chief executive officer in December 2013 in connection with our merger with the business combination. Mr. Daes also serves as chief executive officer of ES.

(2)	Mr. Daes was appointed as our chief operating officer in December 2013 in connection with our merger with business combination. Mr. Daes also serves as chief executive officer of TG.

(3)	Mr. Giraldo’s 2018 salary was paid in Colombian pesos. The $183,971 salary represents Mr. Giraldo’s receipt of an aggregate of $588 million pesos, converted to US dollars at an exchange rate of 3,196.15 pesos per dollar, which was the spot rate exchange rate on December 4, 2018.

Compensation Arrangements with Named Executive Officers

On November 29, 2018, our compensation committee approved the following compensation arrangements for 2019 for each of Messrs. Daes, Daes, and Giraldo: (i) with respect to each of Messrs. Daes and Daes, a base salary of $1,200,000 plus a bonus of up to $240,000; and (ii) with respect to Mr. Giraldo, a base salary of approximately $184,000 payable in pesos and a bonus of up to $55,000 per year. Each of the bonuses will be based on our 2019 financial performance and achievement of certain to-be-agreed upon targets throughout the year.

Equity Awards at Fiscal Year End

As of December 31, 2018, we had not granted any share options, share appreciation rights or any other awards under long-term incentive plans to any of our executive officers.

13

Director Compensation

Historically, each of our non-employee directors receives an annual award of ordinary shares of the Company with a grant date fair value equal to approximately $50,000. Additionally, our chairwoman of the Audit Committee and each other member of our Audit Committee receives an annual award of ordinary shares of the Company with a grant date fair value equal to approximately $18,000 and $8,000, respectively, for serving on our Audit Committee. Non-employee directors do not receive cash compensation for their service.

On November 29, 2018, our compensation committee approved increases in compensation for our non-employee directors to $52,000 per year, for the Audit Committee chair to $16,640, and for each other member of our Audit Committee to $8,320, all payable annually and in cash.

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2018.

Name	Fees earned or paid in cash	Stock Awards		Total
Samuel R. Azout	$58,000	$8,000	(2)	$58,000
Martha L. Byorum	$68,000	$18,000	(2)	$68,000
Luis Fernando Castro Vergara (1)	$7,692	-		$7,692
Julio A. Torres	$58,000	$8,000	(2)	$58,000
Juan Carlos Vilariño	$50,000	-		$50,000
A. Lorne Weil	$50,000	-		$50,000

(1)	Reflects the pro-rated non-executive director compensation owed to Mr. Castro Vergara for his service as a director beginning on November 6, 2018. Director compensation is paid annually in cash.

(2)	Represents the grant date fair value of shares issued in 2018 for committee fees owed for 2017 computed in accordance with FASB ASC Topic 718, as described in Note 2 to our audited financial statements included in this prospectus supplement.

Compensation Committee Interlocks and Insider Participation

During 2018, each of Julio Torres, Samuel R. Azout, Juan Carlos Vilariño (through November 6, 2018), and Luis Fernando Castro Vergara (beginning on November 6, 2018) served on our compensation committee. No member of the compensation committee during 2018 was an officer, employee or former officer of ours or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure pursuant to SEC rules and regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure pursuant to SEC rules and regulations.

Equity Compensation Plans

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	—	—	1,593,917	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,593,917

(1) On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan. Under this plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors and consultants. As of December 31, 2018, no awards had been made under the 2013 Plan.

14

Certain Relationships and Related-Party Transactions

Related Party Transactions

Ventanas Solar S.A.

Ventanas Solar S.A., a Panama sociedad anonima, is an importer and installer of the Company’s products in Panama. Family members of the Company’s CEO and COO and other related parties own 100% of the equity in VS. The Company’s sales to VS for the year ended December 31, 2018, 2017 and 2016 were $2.9 million, $3.7 million and $8.3 million, respectively. Outstanding receivables from VS at December 31, 2018, 2017 and 2016 were $6.2 million, $6.3 million and $9.1 million, respectively, as a portion of receivables is tied up in retainage.

Indemnification Agreements

Effective March 5, 2014, we entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our Third Amended and Restated Memorandum and Articles of Association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Related Party Policy

Our Code of Conduct requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving material or significant related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

15

PROPOSAL 2 — VOLUNTARY DELISTING FROM BVC

Our board of directors has proposed the voluntary delisting of the Company’s ordinary shares from the BVC and cancellation of its registry before the RNVE. After delisting from the BVC, and cancelling registration before the RNVE, the ordinary shares will continue to trade on the Nasdaq Capital Market (“Nasdaq”).

The Colombia stock listing is secondary to our primary listing on Nasdaq, which will serve as the exclusive exchange to transact Tecnoglass ordinary shares, upon completion of the delisting from the Colombia Stock Exchange. With over 99% of Tecnoglass shares traded on Nasdaq over the past year, the delisting of secondary shares is expected to save on expenses, time and administrative resources associated with the Company’s listing on a secondary exchange.

Information on the Cancelation Decision: Taking into account that the process of voluntary cancelation of the registration of ordinary shares of the Company from National Registry of Securities and Issuers and the Colombian Stock Exchange is developed under the provisions of the Article 5.2.6.1.2 of Decree 2555 of 2010 in Colombia, local shareholders are informed that the Company will have the following obligations:

Registration in the RNVE and BVC: The Company will maintain its listing on the RNVE and the BVC during at least the six months following the publication of the authorization to delist issued by the Colombian Superintendence of Finance, which will be disclosed by the Company to the local public with the periodicity and content defined by the Superintendence. To this end, the Company may execute with third parties the agreements it deems necessary as long as they meet the requirement of the Colombian Superintendence of Finance and are concluded with such authority.

NASDAQ Listing: The Company will maintain the listing of its ordinary shares on Nasdaq at the time of the cancelation approval by the Colombian Superintendence of Finance and for the time necessary to execute the disposal mechanism of ordinary shares by local shareholders in the said trading system. This time will be at least six (6) months after the expiration of the first six (6) months following the publication of the approval of delisting issued the Colombian Superintendence of Finance.

Share Disposal Mechanism for Local Shareholders: The Company will maintain a mechanism that allows local shareholders to dispose of their shares in NASDAQ for at least six (6) months following the publication of the approval of delisting issued by the Colombian Superintendence of Finance. To this end, the Company may execute with third parties the agreements it deems necessary as long as they meet the requirement of the Colombian Superintendence of Finance and are concluded with such authority.

Trading of shares: While listed on the RNVE and the BVC, in terms of article 7.1 of the statutes and section 1.11 of the Prospectus, shares are freely tradeable and those trades happening in Colombia must be performed subject to the laws that regulate the securities of the country. Once the cancelation of the listing on the RNVE and the BVC becomes effective, with prior approval of the Colombian Superintendence of Finance, the ordinary shares will only be tradeable on Nasdaq in the United States of America and subject to the rules of the SEC and federal securities laws.

No obligation to carry out a Public Acquisition Offer: The approval of the voluntary cancelation of the registration on the RNVE and the BCV does not give rise to an obligation for shareholders who vote favorably on this decision to carry out a public acquisition offer aimed at absent or dissenting shareholders.

Withdrawal rights: According to Company’s memorandun and articles of association, the decision to voluntarily cancel the listing on the NRVE and the BVC does not give rise to withdrawal rights to absent or dissenting shareholders.

Local Shareholder Services: Any concern related to the cancelation of the listing of the Company’s ordinary shares on the RNVE and the BVC will be handled by the investor relations office at the Corporate Offices of Tecnoglass, Inc. at the following address: Avenida Circunvalar a 100 metros de la Vía 40, Barrio Las Flores, Barranquilla, Atlántico, Telephone +57 (5) 373-4000, email investorrelations@tecnoglass.com

Authorization: The Company, upon approval of the shareholders, will request authorization from the Colombian Superintendence of Finance and the BVC.

Recommendation and Vote Required

Shareholder approval of the voluntary delisting of the Company’s ordinary shares from the BVC is not required under Cayman Islands law, however it is required under the BVC rules.

The approval of this proposal will require the affirmative vote of the holders of a majority of the Company’s ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) and entitled to vote on such proposal at the extraordinary general meeting.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the board of directors will be voted “FOR” this proposal.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

16

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our ordinary shares.

2020 ANNUAL GENERAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual general meeting of shareholders to be held in 2020 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by ______, 2020. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of ordinary shares owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our nominating committee a candidate for election to our board of directors should send their letters to Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Vía, Barrio Las Flores Barranquilla, Colombia, Attention: Nominating Committee. Shareholders must follow certain procedures to recommend to our nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable our nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual general meeting of shareholders, we must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

●	Name and age;

●	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of our ordinary shares beneficially owned by the candidate;

●	The information that would be required to be disclosed by us about the candidate under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the Securities and Exchange Commission); and

●	A signed consent of the nominee to serve as a director, if elected.

17

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Vía, Barrio Las Flores, Barranquilla, Colombia, Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors. More information respecting communications with our board of directors may be found at investors.tecnoglass.com/contactboard.cfm.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2020 annual general meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Barranquilla, Colombia, not later than ______. 2020.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

A. Lorne Weil, Chairman of the Board

Barranquilla, Colombia

___________, 2019.

18

TECNOGLASS INC.
PROXY
Solicited by the Board Of Directors
for Annual General Meeting of Shareholders to be held on December __, 2019

P

The undersigned shareholder(s) of **TECNOGLASS INC.**, a Cayman Islands exempted company ("Company"), hereby appoints A. Lorne Weil, Jose M. Daes and Christian T. Daes, or any of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company's Annual General Meeting of Shareholders to be held on December [__], 2019 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted **FOR** the election of Class C directors and **FOR** the voluntary delisting of the Company's ordinary shares from the BVC.

R

1. Election of the following Class B directors:

A. Jose M. Daes FOR ☐ AGAINST ☐ ABSTAIN ☐

O

B. A. Lorne Weil FOR ☐ AGAINST ☐ ABSTAIN ☐

X

FOR ☐ AGAINST ☐ ABSTAIN ☐

Y ☐ I plan on attending the Annual General Meeting of Shareholders.

Date: ___________________, 2019

____
Signature

____
Signature if held jointly

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.